EXHIBIT 99.1

Hanmi Reports Third Quarter 2019 Results

2019 Third Quarter Highlights:

  Net income of $12.4 million, or $0.40 per diluted share, up from $2.7 million, or $0.09 per diluted share for the prior quarter and down from $16.1 million or $0.50 per diluted share from the same quarter a year ago; second quarter net income included a $16.7 million provision for loan and lease losses arising from a $15.7 million specific allowance relating to a $40.7 million loan relationship.
  Loans and leases receivable stood at $4.57 billion at the end of the third quarter, compared with $4.56 billion at the end of the prior quarter, and $4.58 billion at the end of the third quarter of 2018; average loans and leases for the third quarter increased 2.5% on an annualized basis.
  Deposits were $4.69 billion at June 30, 2019, down 1.5% from the end of the prior quarter principally due to a decline in higher-costing time deposits; deposits were up 1.6% from $4.61 billion a year ago.
  Net interest income was $44.1 million, up 2.5% from the previous quarter benefitting from an improved net interest margin and one additional day in the quarter.
  Net interest margin improved to 3.36% compared with 3.30% for the previous quarter reflecting a four basis point decline in the cost of deposits and an improvement in the yield on interest earning assets.
  Noninterest income was $6.9 million, down from $7.7 million for the previous quarter; gains on sales of SBA loans were $1.8 million and $1.1 million, respectively; second quarter included gains on sales of securities of $0.6 million, and a gain on the sale of a branch building of $1.2 million.
  Noninterest expense was $32.6 million compared with $30.1 million for the second quarter reflecting elevated charges arising from the troubled loan relationship, the implementation of the new credit loss accounting standard and legal matters.
  Loan and lease loss provision of $1.6 million compared with $16.7 million for the second quarter; the ratio of the allowance to loans and leases ended the quarter at 1.11% compared with 1.08% at the end of the previous quarter.
  Third quarter return on average assets was 0.90% and return on average equity was 8.67%.

LOS ANGELES, Oct. 22, 2019 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported net income for the 2019 third quarter of $12.4 million, or $0.40 per diluted share, compared with $2.7 million, or $0.09 per diluted share for the 2019 second quarter and $16.1 million, or $0.50 per diluted share for the 2018 third quarter.

Bonnie Lee, President and Chief Executive Officer, said, “Hanmi’s third quarter results reflect the continuation of our strategy to protect net interest margin which has led to moderate growth in loans and leases. Our focus on demand deposits and emphasis on loan and lease yields accretive to our overall portfolio underscore this effort. In addition, SBA loan production was the highest in nearly two years and earnings in the quarter benefitted from rising premiums on the guaranteed portion of the SBA (7a) loans that we sold in the period.  Importantly, net interest margin expanded six basis points in the quarter due to a slight increase in loan yields and lower deposit costs driven by a favorable mix of lower time deposits and growth in non-interest bearing demand deposits.”

Ms. Lee concluded, “Notwithstanding the troubled loan relationship identified in the prior quarter, overall asset quality remains strong. Hanmi continues to maintain disciplined underwriting standards and we remain focused on originating high-quality, well-priced loans and leases.”

Quarterly Highlights
(In thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	September 30,	June 30,	March 31,	December 31,	September 30,	Q3-19	Q3-19
	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18

Net income	$12,376	$2,656	$14,672	$11,385	$16,081	$9,720	$(3,705)
Net income per diluted common share	$0.40	$0.09	$0.48	$0.37	$0.50	$0.31	$(0.10)

Assets	$5,527,982	$5,511,752	$5,571,068	$5,502,219	$5,487,042	$16,230	$40,940
Loans and leases receivable	$4,569,837	$4,555,802	$4,575,620	$4,600,540	$4,582,883	$14,035	$(13,046)
Deposits	$4,690,141	$4,762,068	$4,820,175	$4,747,235	$4,614,422	$(71,927)	$75,719

Return on average assets	0.90%	0.19%	1.09%	0.83%	1.17%	0.71	-0.27
Return on average stockholders' equity	8.67%	1.87%	10.62%	7.92%	10.91%	6.80	-2.24

Net interest margin (1)	3.36%	3.30%	3.52%	3.51%	3.48%	0.06	-0.12
Efficiency ratio (2)	64.04%	59.44%	56.83%	56.40%	56.28%	4.60	7.76

Tangible common equity to tangible assets (3)	10.20%	10.04%	9.93%	9.84%	10.15%	0.16	0.05
Tangible common equity per common share (3)	$18.05	$17.83	$17.89	$17.47	$17.31	$0.22	$0.74

(1) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.
(2) Noninterest expense divided by net interest income plus noninterest income.
(3) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Third quarter 2019 net interest income increased 2.5% to $44.1 million from $43.0 million in the 2019 second quarter, principally due to an increase of $1.1 million in interest and fees on loans and leases as a result of increased balances and one additional day in the period as well as a decrease in interest expense on interest bearing liabilities due to lower time deposit balances.  Third quarter loan prepayment penalties were $0.3 million compared with $0.1 million for the second quarter.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
Net Interest Income	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18

Interest and fees on loans and leases(1)	$57,929	$56,872	$58,334	$57,947	$56,361	1.9%	2.8%
Interest on securities	3,769	3,770	3,456	3,278	3,238	-0.0%	16.4%
Dividends on FHLB stock	286	283	289	555	286	1.1%	0.0%
Interest on deposits in other banks	193	557	335	179	151	-65.4%	27.8%
Total interest and dividend income	$62,177	$61,482	$62,414	$61,959	$60,036	1.1%	3.6%

Interest on deposits	15,995	16,728	15,683	14,139	11,694	-4.4%	36.8%
Interest on borrowings	367	-	71	420	1,264	0.0%	-71.0%
Interest on subordinated debentures	1,757	1,764	1,772	1,754	1,749	-0.4%	0.5%
Total interest expense	18,119	18,492	17,526	16,313	14,707	-2.0%	23.2%
Net interest income	$44,058	$42,990	$44,888	$45,646	$45,329	2.5%	-2.8%

(1) Includes loans held for sale.

Net interest margin on a tax equivalent basis was 3.36% for the third quarter of 2019 compared with 3.30% for the second quarter of 2019. Net interest margin increased 6 basis points from the prior quarter primarily due to lower cost of deposits and an increase in interest-earning asset yields.

The average earning asset yield (tax equivalent) was 4.74% for the third quarter of 2019 compared with 4.72% for the second quarter of 2019. The two basis point increase was principally due to a higher level of loan and lease balances in average earning assets.

The cost of interest-bearing liabilities was 2.04% for the third quarter of 2019 compared with 2.06% for the second quarter of 2019. The two basis point decrease was primarily due to a 4.6% decrease in average interest-bearing deposits.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
Average Earning Assets and Interest-bearing Liabilities	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Loans and leases receivable (1)	$4,519,770	$4,491,377	$4,533,120	$4,544,722	$4,551,284	0.6%	-0.7%
Securities	630,450	629,062	589,547	581,550	589,939	0.2%	6.9%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	35,140	92,753	53,022	34,301	30,368	-62.1%	15.7%
Average interest-earning assets	$5,201,745	$5,229,577	$5,192,074	$5,176,958	$5,187,976	-0.5%	0.3%

Demand: interest-bearing	$82,665	$83,932	$85,291	$89,971	$92,090	-1.5%	-10.2%
Money market and savings	1,555,639	1,541,976	1,526,710	1,510,428	1,377,739	0.9%	12.9%
Time deposits	1,692,419	1,863,685	1,852,562	1,751,429	1,687,827	-9.2%	0.3%
Average interest-bearing deposits	3,330,723	3,489,593	3,464,563	3,351,828	3,157,656	-4.6%	5.5%
Borrowings	74,239	59	10,611	65,217	240,054	125728.8%	-69.1%
Subordinated debentures	118,145	118,007	117,863	117,728	117,584	0.1%	0.5%
Average interest-bearing liabilities	$3,523,107	$3,607,659	$3,593,037	$3,534,773	$3,515,294	-2.3%	0.2%

(1) Includes loans held for sale.

	For the Three Months Ended					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
Average Yields and Rates	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Loans and leases receivable(1)	5.08%	5.08%	5.22%	5.06%	4.91%	0.01	0.17
Securities (2)	2.39%	2.40%	2.44%	2.37%	2.31%	-0.01	0.08
FHLB stock	6.93%	6.93%	7.15%	13.44%	6.93%	-0.00	-0.00
Interest-bearing deposits in other banks	2.18%	2.41%	2.56%	2.07%	1.97%	-0.23	0.21
Interest-earning assets	4.74%	4.72%	4.89%	4.76%	4.60%	0.03	0.14

Interest-bearing deposits	1.91%	1.92%	1.84%	1.67%	1.47%	-0.02	0.44
Borrowings	1.96%	0.00%	2.71%	2.56%	2.09%	1.96	-0.13
Subordinated debentures	5.92%	5.96%	6.01%	5.94%	5.92%	-0.04	0.00
Interest-bearing liabilities	2.04%	2.06%	1.98%	1.83%	1.66%	-0.02	0.38

Net interest margin (taxable equivalent basis)	3.36%	3.30%	3.52%	3.51%	3.48%	0.06	-0.12

Cost of deposits	1.37%	1.41%	1.35%	1.20%	1.04%	-0.04	0.33

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

For the third quarter of 2019, the loan and lease loss provision was $1.6 million compared with $16.7 million for the preceding quarter. Net charge-offs were $0.3 million for the 2019 third quarter, compared with $0.2 million for the 2019 second quarter. The allowance to loans and leases increased to 1.11% at the end of the third quarter from 1.08% for the previous quarter.

Third quarter noninterest income decreased 11.2% to $6.9 million from the second quarter, primarily from the $1.2 million gain on sale of a branch building realized last quarter as well as the decrease of $0.6 million in gain on sales of securities from the second quarter sale of the Bank’s remaining portfolio of tax-exempt municipal bonds. These decreases were partially offset by a $0.7 million increase in gain on sale of SBA loans. Gains on sales of SBA loans were $1.8 million for the third quarter, up from $1.1 million for the preceding quarter. The volume of SBA loans sold for the 2019 third quarter and 2019 second quarter were $24.3 million and $15.4 million, respectively.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
Noninterest Income	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Service charges on deposit accounts	$2,518	$2,486	$2,358	$2,648	$2,513	1.3%	0.2%
Trade finance and other service charges and fees	1,191	1,204	1,124	1,167	1,128	-1.1%	5.6%
Servicing income	614	600	357	630	673	2.3%	-8.8%
Bank-owned life insurance income	279	281	280	288	285	-0.7%	-2.1%
Gain on sale of bank premises	-	1,235	-	-	-	-100.0%	0.0%
All other operating income	491	293	484	584	483	67.6%	1.7%
Service charges, fees & other	5,093	6,099	4,603	5,317	5,082	-16.5%	0.2%

Gain on sale of SBA loans	1,767	1,060	926	983	1,114	66.7%	58.6%
Net gain (loss) on sales of securities	-	570	725	-	19	-100.0%	-100.0%
Total noninterest income	$6,860	$7,729	$6,254	$6,300	$6,215	-11.2%	10.4%

Noninterest expense for the third quarter increased 8.2% to $32.6 million from $30.1 million for the prior quarter primarily due to a $1.1 million increase in occupancy and equipment expense, a $0.8 million increase in professional fees and a $0.6 million increase in salaries and benefits expense. The increase in salary and benefits expense arose from an increase in incentive expense and personnel. Occupancy and equipment expense was driven by the second quarter reassessment and reduction of personal property tax expense, while the increase in professional fees reflects charges related to the reporting delay for the troubled loan relationship, expenses for CECL implementation and legal fees from the year-ago terminated merger transaction. Primarily as a result of higher noninterest expense, the efficiency ratio increased to 64.0% in the third quarter from 59.4% in the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Noninterest Expense
Salaries and employee benefits	$17,530	$16,881	$15,738	$15,845	$17,436	3.8%	0.5%
Occupancy and equipment	4,528	3,468	4,521	4,105	3,685	30.6%	22.9%
Data processing	2,410	2,140	2,083	1,894	1,745	12.6%	38.1%
Professional fees	2,826	1,983	1,649	1,969	1,626	42.5%	73.8%
Supplies and communication	726	649	844	797	805	11.9%	-9.8%
Advertising and promotion	927	945	760	1,316	814	-1.9%	13.9%
Merger and integration costs	-	-	-	-	466	-	-100.0%
Off-balance sheet loss allowance provision (income)	209	233	(339)	82	-	-10.3%	0.0%
All other operating expenses	3,291	3,687	3,728	3,669	2,872	-10.7%	14.6%
subtotal	32,447	29,986	28,984	29,677	29,449	8.2%	10.2%

Other real estate owned expense (income)	160	158	81	(378)	(441)	1.3%	-136.3%
Total noninterest expense	$32,607	$30,144	$29,065	$29,299	$29,008	8.2%	12.4%

Hanmi recorded a provision for income taxes of $4.3 million for the third quarter of 2019, representing an effective tax rate of 25.9% compared with $1.2 million, representing an effective tax rate of 31.5% for the second quarter of 2019. For the first nine months of 2019, the effective tax rate was 28.5%.

Financial Position
Total assets were $5.53 billion at September 30, 2019, a 0.3% increase from $5.51 billion at June 30, 2019.

Loans and leases receivable, before the allowance for loan and lease losses, were $4.57 billion at September 30, 2019, compared with $4.56 billion at June 30, 2019. Hanmi continued to emphasize growth in commercial loans and leases, while allowing residential mortgages to decline through amortization. Loans held for sale, representing the guaranteed portion of SBA loans, were $6.6 million at September 30, 2019 compared with $6.0 million at the end of the second quarter.

Loans and leases receivable, before the allowance for loan and lease losses, were $4.58 billion at September 30, 2018.

	As of (in thousands)					Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Loan and Lease Portfolio
Commercial real estate loans	$3,209,752	$3,213,135	$3,230,526	$3,257,792	$3,275,382	-0.1%	-2.0%
Residential real estate loans	436,576	458,327	483,830	500,563	516,968	-4.7%	-15.6%
Commercial and industrial loans	441,210	409,502	422,502	429,903	396,383	7.7%	11.3%
Lease receivables	467,777	460,519	425,530	398,858	379,455	1.6%	23.3%
Consumer loans	14,522	14,319	13,232	13,424	14,695	1.4%	-1.2%
Loans and leases receivable	4,569,837	4,555,802	4,575,620	4,600,540	4,582,883	0.3%	-0.3%
Loans held for sale	6,598	6,029	7,140	9,390	4,455	9.4%	48.1%
Total loans and leases	$4,576,435	$4,561,831	$4,582,760	$4,609,930	$4,587,338	0.3%	-0.2%

For the third quarter of 2019, commercial real estate loans as a percentage of loans and leases receivable decreased to 70.2% compared with 71.5% for the same period last year.

New loan and lease production in the 2019 third quarter was $217.5 million at an average rate of 5.54% while the average rate of the loans that paid off during the period was 5.15%.

	For the Three Months Ended (in thousands)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2019	2019	2019	2018	2018
New Loan & Lease Production
Commercial real estate loans	$78,039	$105,527	$46,531	$87,523	$112,748
Commercial and industrial loans	51,093	48,451	33,643	68,113	32,714
SBA loans	34,114	19,970	29,976	30,758	25,388
Lease receivable	52,333	77,983	69,577	59,023	64,284
Consumer loans	1,882	450	122	831	2,873
subtotal	217,461	252,381	179,849	246,248	238,007

Net line utilization	(4,012)	(52,404)	19,581	(21,715)	(21,423)
Loan purchases	-	-	-	-	2,160
Payoffs & amortization	(174,045)	(201,617)	(207,784)	(184,891)	(156,376)
Loan sales	(24,286)	(16,650)	(15,459)	(18,210)	(19,751)
Charge-offs	(916)	(1,527)	(1,107)	(3,775)	(1,245)
Other real estate owned	(168)	-	-	-	(615)

Loans and leases-beginning balance	$4,555,803	$4,575,620	$4,600,540	$4,582,883	$4,542,126
Loans and leases-ending balance	$4,569,837	$4,555,803	$4,575,620	$4,600,540	$4,582,883

Deposits decreased to $4.69 billion at the end of the 2019 third quarter from $4.76 billion at the end of the preceding quarter. The decrease reflects an 11.6% decline in time deposits offset by a 5.8% increase in noninterest-bearing demand deposits. The average loan-to-deposit ratio for the third quarter was 97.6% compared with 94.6% in the second quarter.

Deposits increased 1.6% from $4.61 billion at the end of the third quarter last year, as money market and savings deposits and non interest-bearing demand deposits increased 7.5% and 5.7%, respectively.

	As of (in thousands)						Percentage Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,		Q3-19	Q3-19
	2019	2019	2019	2018	2018		vs. Q2-19	vs. Q3-18
Deposit Portfolio
Demand: noninterest-bearing	$1,388,121	$1,312,577	$1,316,114	$1,284,530	$1,313,777		5.8%	5.7%
Demand: interest-bearing	84,155	80,248	85,946	87,582	90,586		4.9%	-7.1%
Money market and savings	1,590,037	1,528,000	1,543,299	1,573,622	1,478,631		4.1%	7.5%
Time deposits	1,627,828	1,841,243	1,874,816	1,801,501	1,731,428		-11.6%	-6.0%
Total deposits	$4,690,141	$4,762,068	$4,820,175	$4,747,235	$4,614,422		-1.5%	1.6%

						-

At September 30, 2019, stockholders’ equity was $574.5 million, compared with $564.5 million at June 30, 2019. Tangible common stockholders’ equity was $562.6 million, or 10.20% of tangible assets, compared with $552.4 million, or 10.04% of tangible assets at June 30, 2019. Tangible book value per share increased to $18.05 from $17.83 in the second quarter.

Hanmi continues to be well capitalized, with a preliminary Tier 1 risk-based capital ratio of 12.04% and a total risk-based capital ratio of 15.23% at September 30, 2019, versus 11.83% and 14.99%, respectively, at June 30, 2019.

	As of					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.23%	14.99%	14.17%	14.54%	15.01%	0.24	0.22
Tier 1 risk-based capital	12.04%	11.83%	11.94%	11.74%	12.21%	0.21	-0.17
Common equity tier 1 capital	11.61%	11.41%	11.52%	11.32%	11.79%	0.20	-0.18
Tier 1 leverage capital ratio	10.44%	10.20%	10.39%	10.18%	10.53%	0.24	-0.09
Hanmi Bank
Total risk-based capital	14.81%	14.62%	14.37%	14.19%	14.76%	0.19	0.05
Tier 1 risk-based capital	13.69%	13.54%	13.64%	13.47%	14.05%	0.15	-0.36
Common equity tier 1 capital	13.69%	13.54%	13.64%	13.47%	14.05%	0.15	-0.36
Tier 1 leverage capital ratio	11.90%	11.67%	11.88%	11.67%	12.11%	0.23	-0.21

(1) Preliminary ratios for September 30, 2019

Hanmi declared a cash dividend of $0.24 per common share on its common stock in the 2019 third quarter. The dividend was paid on August 30, 2019, to stockholders of record as of the close of business on August 9, 2019.

Asset Quality
Loans and leases 30 to 89 days past due and still accruing were 0.18% of loans and leases at the end of the third quarter of 2019, compared with 0.25% at the end of the second quarter.

Classified loans were $80.7 million at September 30, 2019 compared with $75.7 million at the end of the second quarter, while special mention loans were $27.4 million at the end of the third quarter compared with $23.8 million at June 30, 2019.

Nonperforming loans and leases were $64.7 million at the end of the third quarter of 2019, or 1.42% of loans and leases compared with $63.0 million for the second quarter, or 1.38% of the portfolio.

Nonperforming assets were $65.1 million at the end of the third quarter of 2019, or 1.18% of assets, compared with $63.5 million, or 1.15% of assets, at the end of the prior quarter.

The troubled loan relationship identified in the 2019 second quarter, included in both the classified and nonaccrual categories, was $40.0 million at September 30, 2019, compared with $40.7 million at June 30, 2019. The decline reflects payments applied to the loans outstanding and the specific allowance remained unchanged at $15.7 million at the end of the third quarter. The $25.0 million commercial loan relationship previously identified in the 2019 first quarter declined to $2.1 million through payments; there were no charge-offs. The balance remaining at the end of the third quarter represents nonaccrual real estate secured loans expected to be paid-off from pending real estate sales.

Gross charge-offs for the third quarter of 2019 were $0.9 million compared with $1.5 million for the preceding quarter. Recoveries of previously charged-off loans and leases for the third quarter of 2019 were $0.6 million compared with $1.3 million for the preceding quarter. As a result, net charge-offs were $0.3 million for the third quarter of 2019, compared with $0.2 million for the second quarter of 2019. For the third and second quarters of 2019, net charge-offs were 0.02% of average loans and leases, respectively.

The allowance for loan and lease losses was $50.7 million as of September 30, 2019, generating an allowance for loan and lease losses to loans and leases of 1.11% compared with 1.08% in the prior quarter.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Q3-19	Q3-19
	2019	2019	2019	2018	2018	vs. Q2-19	vs. Q3-18
Asset Quality Data and Ratios

Delinquent loans and leases:
Loans and leases, 30 to 89 days past due and still accruing	$8,085	$11,210	$9,242	$10,674	$6,901	$(3,125)	$1,184
Delinquent loans and leases to loans and leases	0.18%	0.25%	0.20%	0.23%	0.15%	-0.07	0.03

Criticized loans and leases:
Special mention	$27,400	$23,820	$9,257	$29,183	$38,076	$3,580	$(10,676)
Classified	80,734	75,686	53,087	29,542	33,199	5,048	47,535
Total criticized loans & leases	$108,134	$99,506	$62,344	$58,725	$71,275	$8,628	$36,859

Nonperforming assets:
Nonaccrual loans and leases	$64,194	$63,031	$40,041	$15,525	$18,283	$1,163	$45,911
Loans and leases 90 days or more past due and still accruing	544	-	-	4	-	544	544
Nonperforming loans and leases	64,738	63,031	40,041	15,529	18,283	1,707	46,455
Other real estate owned, net	330	507	622	663	877	(177)	(547)
Nonperforming assets	$65,068	$63,538	$40,663	$16,192	$19,160	$1,530	$45,908

Nonperforming loans and leases to loans and leases	1.42%	1.38%	0.88%	0.34%	0.40%
Nonperforming assets to assets	1.18%	1.15%	0.73%	0.29%	0.35%

Allowance for loan and lease losses:
Balance at beginning of period	$49,386	$32,896	$31,974	$31,676	$31,818
Loan and lease loss provision	1,602	16,699	1,117	3,041	200
Less: Net loan and lease charge-offs	276	209	195	2,743	342
Balance at end of period	$50,712	$49,386	$32,896	$31,974	$31,676

Net loan and lease charge-offs to average loans and leases (1)	0.02%	0.02%	0.02%	0.24%	0.03%
Allowance for loan and lease losses to loans and leases	1.11%	1.08%	0.72%	0.70%	0.69%

Allowance for off-balance sheet items:
Balance at beginning of period	$1,333	$1,100	$1,439	$1,357	$1,357
Provision (income) for off-balance sheet items	209	233	(339)	82	-
Balance at end of period	$1,542	$1,333	$1,100	$1,439	$1,357

Conference Call
Management will host a conference call today, October 22, 2019 at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877-407-9039 before 2:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and 9 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of potential future supervisory action against us or Hanmi Bank; our ability to remediate any material weakness in our internal controls over financial reporting; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters; a failure in or breach of our operational or security systems or infrastructure, including cyberattacks; the failure to maintain current technologies; inability to successfully implement future information technology enhancements; difficult business and economic conditions that can adversely affect our industry and business, including competition and lack of soundness of other financial institutions, fraudulent activity and negative publicity; risks associated with Small Business Administration loans; failure to attract or retain key employees; our ability to access cost-effective funding; fluctuations in real estate values; changes in accounting policies and practices; the imposition of tariffs or other domestic or international governmental policies impacting the value of the products of our borrowers; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan and lease losses; credit quality and the effect of credit quality on our provision for loan and lease losses and allowance for loan and lease losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; changes in securities markets; and risks as it relates to cyber security against our information technology. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lasse Glassen
Investor Relations / Addo Investor Relations
310-829-5400

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30,	June 30,	Percentage	September 30,	Percentage
	2019	2019	Change	2018	Change
Assets
Cash and due from banks	$150,678	$130,851	15.2%	$159,617	-5.6%
Securities available for sale, at fair value	621,815	639,995	-2.8%	572,236	8.7%
Loans held for sale, at the lower of cost or fair value	6,598	6,029	9.4%	4,455	48.1%
Loans and leases receivable, net of allowance for loan and lease losses	4,519,125	4,506,416	0.3%	4,551,207	-0.7%
Accrued interest receivable	11,723	12,946	-9.4%	13,646	-14.1%
Premises and equipment, net	27,271	26,698	2.1%	28,552	-4.5%
Customers' liability on acceptances	33	849	-96.1%	1,265	-97.4%
Servicing assets	7,436	7,567	-1.7%	8,878	-16.2%
Goodwill and other intangible assets, net	11,950	12,028	-0.6%	12,273	-2.6%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	52,500	52,222	0.5%	51,372	2.2%
Prepaid expenses and other assets	102,468	99,766	2.7%	67,156	52.6%
Total assets	$5,527,982	$5,511,752	0.3%	$5,487,042	0.7%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$1,388,121	$1,312,577	5.8%	$1,313,777	5.7%
Interest-bearing	3,302,020	3,449,491	-4.3%	3,300,645	0.0%
Total deposits	4,690,141	4,762,068	-1.5%	4,614,422	1.6%
Accrued interest payable	10,076	11,438	-11.9%	8,153	23.6%
Bank's liability on acceptances	33	849	-96.1%	1,265	-97.4%
Borrowings	75,000	-	-	160,000	-53.1%
Subordinated debentures	118,232	118,087	0.1%	117,670	0.5%
Accrued expenses and other liabilities	59,973	54,852	9.3%	17,784	237.2%
Total liabilities	4,953,455	4,947,294	0.1%	4,919,294	0.7%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	574,957	571,105	0.7%	568,861	1.1%
Accumulated other comprehensive income (loss)	3,708	2,375	56.1%	(11,295)	-132.8%
Retained earnings	104,927	100,021	4.9%	93,768	11.9%
Less treasury stock	(109,098)	(109,076)	0.0%	(83,619)	30.5%
Total stockholders' equity	574,527	564,458	1.8%	567,748	1.2%
Total liabilities and stockholders' equity	$5,527,982	$5,511,752	0.3%	$5,487,042	0.7%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,	Percentage	September 30,	Percentage
	2019	2019	Change	2018	Change
Interest and dividend income:
Interest and fees on loans and leases	$57,929	$56,872	1.9%	$56,361	2.8%
Interest on securities	3,769	3,770	-0.0%	3,238	16.4%
Dividends on FHLB stock	286	283	1.1%	286	0.0%
Interest on deposits in other banks	193	557	-65.4%	151	27.8%
Total interest and dividend income	62,177	61,482	1.1%	60,036	3.6%
Interest expense:
Interest on deposits	15,995	16,728	-4.4%	11,694	36.8%
Interest on borrowings	367	-	-	1,264	-71.0%
Interest on subordinated debentures	1,757	1,764	-0.4%	1,749	0.5%
Total interest expense	18,119	18,492	-2.0%	14,707	23.2%
Net interest income before provision for loan and lease losses	44,058	42,990	2.5%	45,329	-2.8%
Loan and lease loss provision	1,602	16,699	-90.4%	200	701.0%
Net interest income after provision for loan and lease losses	42,456	26,291	61.5%	45,129	-5.9%
Noninterest income:
Service charges on deposit accounts	2,518	2,486	1.3%	2,513	0.2%
Trade finance and other service charges and fees	1,191	1,204	-1.1%	1,128	5.6%
Gain on sale of Small Business Administration ("SBA") loans	1,767	1,060	66.7%	1,114	58.6%
Servicing income	614	600	2.3%	673	-8.8%
Bank-owned life insurance income	279	281	-0.7%	285	-2.1%
Net gain on sales of securities	-	570	-100.0%	19	-100.0%
Other operating income	491	1,528	-67.9%	483	1.7%
Total noninterest income	6,860	7,729	-11.2%	6,215	10.4%
Noninterest expense:
Salaries and employee benefits	17,530	16,881	3.8%	17,436	0.5%
Occupancy and equipment	4,528	3,468	30.6%	3,685	22.9%
Data processing	2,410	2,140	12.6%	1,745	38.1%
Professional fees	2,826	1,983	42.5%	1,626	73.8%
Supplies and communications	726	649	11.9%	805	-9.8%
Advertising and promotion	927	945	-1.9%	814	13.9%
Other real estate owned expense	160	158	1.3%	(441)	-136.3%
Other operating expenses	3,500	3,920	-10.7%	3,338	4.9%
Total noninterest expense	32,607	30,144	8.2%	29,008	12.4%
Income before provision for income taxes	16,709	3,876	331.1%	22,336	-25.2%
Provision for income taxes	4,333	1,220	255.2%	6,255	-30.7%
Net income	$12,376	$2,656	366.0%	$16,081	-23.0%
Basic earnings per share:	$0.40	$0.09		$0.50
Diluted earnings per share:	$0.40	$0.09		$0.50

Weighted-average shares outstanding:
Basic	30,830,445	30,685,301		32,155,132
Diluted	30,859,119	30,727,681		32,275,277
Common shares outstanding	31,173,881	30,975,163		32,087,236

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Nine Months Ended
	September 30,	September 30,	Percentage
	2019	2018	Change
Interest and dividend income:
Interest and fees on loans	$173,135	$161,643	7.1%
Interest on securities	10,996	9,541	15.2%
Dividends on FHLB stock	858	858	0.0%
Interest on deposits in other banks	1,085	398	172.6%
Total interest and dividend income	186,074	172,440	7.9%
Interest expense:
Interest on deposits	48,406	28,944	67.2%
Interest on borrowings	439	2,959	-85.2%
Interest on subordinated debentures	5,293	5,170	2.4%
Total interest expense	54,138	37,073	46.0%
Net interest income before provision for loan and lease losses	131,936	135,367	-2.5%
Loan and lease loss provision	19,418	949	1946.2%
Net interest income after provision for loan and lease losses	112,518	134,418	-16.3%
Noninterest income:
Service charges on deposit accounts	7,362	7,352	0.1%
Trade finance and other service charges and fees	3,519	3,449	2.0%
Gain on sale of Small Business Administration ("SBA") loans	3,752	3,970	-5.5%
Servicing income	1,572	1,755	-10.4%
Bank-owned life insurance income	840	819	2.6%
Net gain (loss) on sales of securities	1,295	(341)	-479.8%
Other operating income	2,503	1,216	105.8%
Total noninterest income	20,843	18,220	14.4%
Noninterest expense:
Salaries and employee benefits	50,149	53,590	-6.4%
Occupancy and equipment	12,517	11,839	5.7%
Data processing	6,633	4,976	33.3%
Professional fees	6,459	4,210	53.4%
Supplies and communications	2,220	2,206	0.6%
Advertising and promotion	2,632	2,724	-3.4%
Other real estate owned expense	400	(116)	-444.8%
Other operating expenses	10,807	8,845	22.2%
Total noninterest expense	91,817	88,274	4.0%
Income before provision for income taxes	41,544	64,364	-35.5%
Income tax expense	11,840	17,880	-33.8%
Net income	$29,704	$46,484	-36.1%

Basic earnings per share:	$0.96	$1.44
Diluted earnings per share:	$0.96	$1.43

Weighted-average shares outstanding:
Basic	30,736,456	32,171,558
Diluted	30,769,160	32,306,041
Common shares outstanding	31,173,881	32,087,236

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases receivable (1)	$4,519,770	$57,929	5.08%	$4,491,377	$56,872	5.08%	$4,551,284	$56,361	4.91%
Securities (2)	630,450	3,769	2.39%	629,062	3,774	2.40%	589,939	3,408	2.31%
FHLB stock	16,385	286	6.93%	16,385	283	6.93%	16,385	286	6.93%
Interest-bearing deposits in other banks	35,140	193	2.18%	92,753	557	2.41%	30,368	151	1.97%
Total interest-earning assets	5,201,745	62,177	4.74%	5,229,577	61,486	4.72%	5,187,976	60,206	4.60%

Noninterest-earning assets:
Cash and due from banks	99,492			100,916			124,072
Allowance for loan and lease losses	(49,762)			(34,714)			(32,172)
Other assets	210,142			203,870			173,589
Total assets	$5,461,617			$5,499,649			$5,453,465

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$82,665	$31	0.15%	$83,932	$32	0.15%	$92,090	$36	0.16%
Money market and savings	1,555,639	6,180	1.58%	1,541,975	6,083	1.58%	1,377,739	4,011	1.16%
Time deposits	1,692,419	9,784	2.29%	1,863,686	10,613	2.28%	1,687,827	7,647	1.80%
Total interest-bearing deposits	3,330,723	15,995	1.91%	3,489,593	16,728	1.92%	3,157,656	11,694	1.47%
Borrowings	74,239	367	1.96%	59	-	0.00%	240,054	1,264	2.09%
Subordinated debentures	118,145	1,757	5.92%	118,007	1,764	5.96%	117,584	1,749	5.92%
Total interest-bearing liabilities	3,523,107	18,119	2.04%	3,607,659	18,492	2.06%	3,515,294	14,707	1.66%
Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	1,300,704			1,257,184			1,323,688
Other liabilities	71,631			66,053			29,846
Stockholders' equity	566,175			568,753			584,637
Total liabilities and stockholders' equity	$5,461,617			$5,499,649			$5,453,465
Net interest income (tax equivalent basis)		$44,058			$42,994			$45,499
Cost of deposits			1.37%			1.41%			1.04%
Net interest spread (taxable equivalent basis)			2.70%			2.66%			2.94%
Net interest margin (taxable equivalent basis)			3.36%			3.30%			3.48%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Nine Months Ended
	September 30, 2019			September 30, 2018
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans and leases receivable (1)	$4,514,707	$173,135	5.13%	$4,426,369	$161,643	4.88%
Securities (2)	616,503	11,141	2.41%	590,062	10,087	2.28%
FHLB stock	16,385	858	7.00%	16,385	858	7.00%
Interest-bearing deposits in other banks	60,240	1,085	2.41%	30,526	398	1.74%
Total interest-earning assets	5,207,835	186,219	4.78%	5,063,342	172,986	4.57%

Noninterest-earning assets:
Cash and due from banks	103,098			123,680
Allowance for loan and lease losses	(38,885)			(32,175)
Other assets	193,944			174,685

Total assets	$5,465,992			$5,329,532

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$83,953	$93	0.15%	$92,009	$72	0.10%
Money market and savings	1,541,548	17,940	1.56%	1,422,514	10,883	1.02%
Time deposits	1,802,303	30,373	2.25%	1,561,541	17,989	1.54%
Total interest-bearing deposits	3,427,804	48,406	1.89%	3,076,064	28,944	1.26%
Borrowings	28,536	439	2.06%	211,264	2,959	1.87%
Subordinated debentures	118,006	5,293	5.97%	117,455	5,170	5.86%
Total interest-bearing liabilities	3,574,346	54,138	2.03%	3,404,783	37,073	1.46%

Noninterest-bearing liabilities:
Demand deposits: noninterest-bearing	1,270,029			1,318,713
Other liabilities	56,607			30,140
Stockholders' equity	565,010			575,896

Total liabilities and stockholders' equity	$5,465,992			$5,329,532

Net interest income (tax equivalent basis)		$132,081			$135,913

Cost of deposits			1.38%			0.88%
Net interest spread (taxable equivalent basis)			2.75%			3.11%
Net interest margin (taxable equivalent basis)			3.39%			3.59%

(1) Includes loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio
(Unaudited)
(In thousands, except share, per share data and ratios)

	September 30,	June 30,	March 31,	December 31,	September 30,
Hanmi Financial Corporation	2019	2019	2019	2018	2018
Assets	$5,527,982	$5,511,752	$5,571,068	$5,502,219	$5,487,042
Less goodwill and other intangible assets	(11,950)	(12,028)	(12,105)	(12,182)	(12,273)
Tangible assets	$5,516,032	$5,499,724	$5,558,963	$5,490,037	$5,474,769

Stockholders' equity (1)	$574,527	$564,458	$564,292	$552,568	$567,748
Less goodwill and other intangible assets	(11,950)	(12,028)	(12,105)	(12,182)	(12,273)
Tangible stockholders' equity (1)	$562,577	$552,430	$552,187	$540,386	$555,475

Stockholders' equity to assets	10.39%	10.24%	10.13%	10.04%	10.35%
Tangible common equity to tangible assets (1)	10.20%	10.04%	9.93%	9.84%	10.15%

Common shares outstanding	31,173,881	30,975,163	30,860,533	30,928,437	32,087,236
Tangible common equity per common share	$18.05	$17.83	$17.89	$17.47	$17.31

(1) There were no preferred shares outstanding at the periods indicated.